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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of The Men's Wearhouse, Inc. on Form S-3 of our report dated March 9, 1999, appearing in the Annual Report on Form 10-K of The Men's Wearhouse, Inc. for the year ended January 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Houston, Texas
June 11, 1999